Exhibit 99.1

NaturalMotion Limited

Consolidated financial statements as of and for the year ended 31 October 2013

NaturalMotion Limited

Consolidated financial statements as of and for the year ended 31 October 2013

NaturalMotion Limited

Independent auditors’ report

To the Board of Directors and Shareholders

We have audited the accompanying consolidated financial statements of NaturalMotion Limited and its subsidiaries, which comprise the consolidated balance sheet as of October 31, 2013, and the related consolidated profit and loss account and cash flow for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United Kingdom; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NaturalMotion Limited and its subsidiaries at October 31, 2013, and the profits of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

/s/   PricewaterhouseCoopers LLP

Reading, United Kingdom

April 16, 2014

NaturalMotion Limited

Consolidated profit and loss account for the year ended 31 October 2013

		2013
	Note	£
Turnover	2	37,323,794
Cost of sales		(12,313,503)

Gross profit		25,010,291
Administrative expenses		(20,176,686)

Operating profit		4,833,605
Net interest receivable	5	5,169

Profit on ordinary activities before taxation	6	4,838,774
Tax on profit on ordinary activities	7	(119,277)

Profit for the financial year	16	4,719,497

There is no material difference between the profit on ordinary activities before taxation and the profit for the financial year stated above, and their historical cost equivalents.

The results for the year shown above are derived entirely from continuing activities.

Consolidated statement of recognised gains and losses for the year ended 31 October 2013

		2013
	Note	£
Profit for the financial year		4,719,497
Currency translation differences on foreign currency net investments	16	(1,510)

Total recognised gains for the year		4,717,987

NaturalMotion Limited

Consolidated balance sheet as at 31 October 2013

		2013
	Note	£
Fixed assets
Goodwill	8	1,466,667
Other Intangible assets	9	50,765
Tangible assets	10	1,500,946

		3,018,378
Current assets
Debtors	11	3,987,921
Cash at bank and in hand		18,252,759

		22,240,680
Creditors - Amounts falling due within one year	12	(19,637,336)

Net current assets		2,603,344

Net assets		5,621,722

Capital and reserves
Called-up share capital	15	429
Share premium account	16	18,678,781
Profit and loss account – (deficit)	16	(13,057,488)

Total shareholders’ funds	17	5,621,722

NaturalMotion Limited

Consolidated cash flow statement for the year ended 31 October 2013

		2013
	Note	£
Net cash inflow from operating activities		9,101,950

Returns on investments and servicing of finance
Interest received	5	17,160
Interest paid	5	(11,991)

Net cash inflow from returns on investments and servicing of finance		5,169

Taxation
UK corporation tax received		151,376

Capital expenditure and financial investment
Purchase of tangible fixed assets		(948,925)
Purchase of brand licences	9	(54,699)
Purchase of subsidiary undertakings	8	(918,831)

Net cash outflow from capital expenditure and financial investment		(1,922,455)

Proceeds from issuance of share capital
Proceeds from issuance of share capital	16	91,297

Net cash inflow on financing activities		91,297

Total cash inflow for the year		7,427,337
Opening cash		10,821,833
Foreign exchange impact on opening cash		3,589

Closing cash		18,252,759

Reconciliation of operating profit to net cash inflow from operating activities

		2013 £
Operating profit		4,833,605
Amortisation of goodwill	8	400,000
Amortisation of brand licences	9	3,934
Depreciation on tangible fixed assets	10	348,223
Share based payments charge	14	33,987
Decrease in debtors		1,076,205
Increase in creditors		2,405,996

Net cash inflow from operating activities		9,101,950

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013

1	Accounting policies

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, in accordance with applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently throughout the year, are set out below.

Basis of consolidation

The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings drawn up to 31 October. Intra-group sales and profits are eliminated fully on consolidation.

Tangible fixed assets

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is calculated so as to recognize the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The principal rates used for this purpose are:

Leasehold improvements	Over the term of the lease
Computer hardware and software	3 years straight line basis
Furniture and fittings	3 years straight line basis

Intangible brand licences

The Group has entered into a number of brand licence agreements entitling it to use the licensors’ logos and trademarks in the games developed by the Group. Where there is an upfront payment this is expensed over the life of the contract to the extent that there is sufficient certainty that the games in which the logos and trademarks are used will continue to generate sufficient profits.

Investments

Fixed asset investments are carried at cost less provision for impairment. Impairment reviews are performed when there has been an indication of potential impairment.

Goodwill

Goodwill is amortised over the expected useful economic life of the asset concerned. The principle rate used for this purpose is:

Goodwill on subsidiary acquisitions	5 years

Revenue Recognition

Mobile Game Revenue

Players can download and play games developed by the Group free of charge. However, revenue is derived within the games from the sale of virtual currency. Virtual currency can be used to purchase in-game virtual goods which enhance the experience of the player.

The Group recognises revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the goods have been delivered to the player; (3) the collection of the fees is reasonably assured; and (4) the amount of fees to be paid by the customer is fixed or determinable. For purposes of determining when the service has been provided to the player, the Group has determined that an implied obligation exists to provide certain online hosted game functionalities over the paying player’s estimated life or until the virtual goods are consumed. The proceeds from the sale of virtual goods are recorded in deferred income and recognised over the average playing period of a paying player.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

1	Accounting policies (continued)

Revenue Recognition (continued)

Mobile Game Revenue (continued)

The Group sells goods which are either consumable or durable in nature. Consumable virtual goods, such as fuel in CSR Racing, represent goods that can be consumed by a specific player action. Durable virtual goods, such as cars in CSR Racing, represent virtual goods that are accessible to the player over an extended period of time. The Group currently does not have systems which can reliably differentiate between revenue generated from durable versus consumable virtual goods. Additionally, the Group’s systems do not reliably track the period of time between purchase of virtual currency and conversion to a consumable virtual good or the point in time of consumption of an individual consumable virtual good. Until such data becomes available, revenues generated from all virtual goods are recognised over the average playing life of a paying player. The Group will continually assess the validity of their data going forward. Based on historical player data and industry practice, the Group has estimated an average playing life of a paying player of 12 months for the period presented.

Payments are processed by third party platform owners and remitted to the Group net of service fees. The Group is responsible for creating and delivering virtual goods, as well as, maintaining online game functions. Additionally, the Group is solely responsible for setting the price paid by the end user. The Group has therefore determined that it is the principal in sale arrangements rather than the third party platform owner. Revenue is therefore recognised based upon the gross amounts receivable from the end customer, rather than the amounts after deduction of charges from platform service providers. Charges from platform service providers are recognised as incurred at the point of download and are classified as a cost of sale.

Gross versus net presentation

The Group has determined that, given it is responsible for the design, building and maintenance of games and the setting of prices for virtual items it is the principal in these sales arrangements rather than the platform service provider. Revenue is therefore recognised based upon the gross amounts receivable from the end customer, rather than deducting charges from platform service providers. Charges from platform service providers are recognised as incurred at the point of download and are classified as a cost of sale.

Period of revenue recognition

The Group has assessed the period over which it fulfils its service obligations to a player following the download of a virtual item or virtual currency. It has determined that although the contractual obligation is fulfilled on completion of the download, other services are provided over the period in which the playing player utilises purchased items, including enabling the synching of the game (and related purchased items) across mobile devices. It has therefore been determined that revenue should be recognised over the period of ou future service obligations. This period is considered to be the estimated average playing period of a paying player, which has been estimated at 12 months.

The Group does not distinguish between revenue which relates to durable items (providing on-going value in game play) and that relating to consumable items (consumed immediately in gameplay) as the data systems currently used are not able to adequately differentiate how virtual currency sold to players is used to purchase each type of item. Revenue is therefore currently deferred for all games revenue on the basis described above

Advertising

The Group has contractual relationships with agencies and brokers for advertisements within its games. The Group recognises advertising revenue as advertisements are delivered to customers as long as evidence of the arrangement exists (executed contract), the price is fixed and determinable, and the Company has assessed collectability as reasonably assured. Delivery of advertisements is reported to the Company by agencies on a per impression or engagement basis.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

1	Accounting policies (continued)

The Group generally reports its advertising revenue net of amounts due to advertising agencies and brokers because the Group is not the primary obligor in these arrangements, does not set the pricing, and does not establish or maintain the relationship with the advertiser.

Software Revenue

The Group develops technology which is licensed to third parties for use in game development and animation. The software is typically sold to third parties with maintenance services. Revenues related to delivered software licences are recognized upon delivery of the respective software code, while revenues related to maintenance services are recognized rateably over the service period.

Royalty Income

The Group has entered into a number of agreements whereby it provides its intellectual property to be embedded into games which are then subsequently sold into the open market. As part of these agreements the Group is entitled to a royalty or success fee based upon the ultimate number of games sold, or a percentage of the revenue or margin achieved. Typically these royalties will be paid in arrears and the Group’s entitlement is notified by the partner, and the Group has limited visibility prior to this notification of the potential amounts. The policy for the recognition of this income is to recognise the amounts due based upon when it is contractually entitled to payment based on the specific agreement together with where the Group is able to reliably calculate the amounts due including considering the likelihood of any subsequent revisions to preliminary sales or other data.

Cost of sales

The primary cost of sales incurred by the Group relates to the payment processing fees from platform service providers. Other costs of sales include fees payable to third parties for the use of licensed trademarks in games. Cost of sales is recorded on an accruals basis and is recorded immediately in the profit and loss account when the cost is due.

Operating leases

Costs in respect of operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Taxation

UK corporation tax and foreign tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.

A net deferred tax asset is recognised as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

Foreign currencies

Monetary assets and liabilities expressed in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date. Trading transactions denominated in foreign currencies are translated at the rate of exchange ruling when the transaction was entered into. Exchange gains or losses are included in the operating results of the period to which they relate.

Assets and liabilities in the financial statements of the overseas subsidiaries are translated at the rate of exchange ruling at the balance sheet date whilst the profit and loss accounts are translated at the average rate of exchange for the accounting period. The exchange differences arising on the retranslation of opening net assets are taken directly to reserves.

Pension costs

The Group operates a non-contributory defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund.

Share based payments

NaturalMotion Limited issues equity-settled share based payments to certain employees. Equity-settled share based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share based payments is expensed on a straight line basis over the vesting period, based on estimates of shares that will eventually vest.

Fair value is determined by the Black-Scholes pricing model. The expected life has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioural considerations.

Research and development

Research and development expenditure is written off to the profit and loss account in the year in which it is incurred.

2	Turnover

The Group’s turnover is derived entirely from its principal activity. Turnover is derived from mobile games revenue and technology software revenue. The analysis of turnover by type is as follows:

2013
Group	£
Mobile Games revenue	33,392,610
Games royalties revenue	254,975
Advertising revenue	1,588,209
Technology software revenue	2,088,000

37,323,794

Geographical split:

2013
Group	£
United Kingdom	3,175,702
Rest of the world	34,148,092

37,323,794

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

3	Directors emoluments

2013 £
Aggregate emoluments	200,000

Emoluments payable to the highest paid director were as follows:

2013 £
Aggregate emoluments	200,000

The other directors did not receive any emoluments in respect of their services to the company.

4	Employee information

The average monthly number of persons (including executive directors) employed during the year categorised by function was:

2013
Group	Number
Management & operations	21
Research & development	171
Sales & support	9

201

5	Net Interest receivable

2013
Group	£
Interest receivable	17,160
Interest payable	(11,991)

Net interest receivable	5,169

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

6	Profit on ordinary activities before taxation

2013
Group	£
Profit on ordinary activities before taxation is stated after charging:
Wages and salaries	9,813,240
Social security costs	847,757
Cost of employee share scheme	33,987

Staff costs	10,694,984

Amortisation/depreciation charge for the year
- intangible assets	3,934
- tangible owned fixed assets	348,223
- goodwill	400,000

Auditors’ remuneration
Fees payable to the Group’s auditors for the audit of the Group’s consolidated annual financial statements	37,000

Fees payable to the Group’s auditors for other services:
Audit of the Company’s subsidiaries pursuant to legislation	15,000
Tax services	69,225
Company secretarial services	3,000

Foreign exchange
Foreign exchange (gains)	(246,211)

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

7	Tax on profit on ordinary activities

2013
£
Current tax
UK corporation tax on profit for the year	(56,723)
Foreign tax payment	157,581

Total current tax charge	100,858
Deferred tax
Origination and reversal of timing differences (note 14)	18,419

Tax charge on profit on ordinary activities	119,277

The tax for the year is lower than the standard effective rate of corporation tax in the UK for the year ended 31 October 2013 of 24.5%. The differences are explained below:

Profit on ordinary activities before tax	4,838,774

Profit on ordinary activities multiplied by the standard rate of corporation tax in the UK of 23.4%	1,132,273
Effects of:
Expenses not deductible for tax purposes	7,703
Depreciation lower than capital allowances	(29,558)
Enhanced allowance on R&D	(1,365,598)
Adjustments in respect of prior periods	(73,290)
Losses carried forward to future periods	271,747
Foreign tax payment	157,581

Total current tax charge for the year	100,858

Factors that may affect future tax charges

The main company rate of Corporation Tax in the UK changed from 24% to 23% with effect from 1 April 2013 and this change was substantively enacted at the balance sheet date.

During, the year, as a result of the changes in the UK corporation tax rate to 21% from 1 April 2014 and to 20% from 1 April 2015, which were substantially enacted on 2 July 2013, the relevant deferred tax balances have been re-measured.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

8	Goodwill

Goodwill arising from the acquisition of Boss Alien Limited.

Goodwill £
Cost
As at 1 November 2012 and 31 October 2013	2,000,000

Accumulated amortisation
At 1 November 2012	133,333
Charge for the year	400,000

At 31 October 2013	533,333

Net book amount
At 31 October 2013	1,466,667

At 31 October 2012	1,866,667

Goodwill is the acquisition purchase price paid in excess of the net asset value of the subsidiary undertaking; Boss Alien Limited which was acquired on 5 July 2012 for total cash consideration of £2,168,831.

The directors believe that the carrying value of the goodwill is supported by their future expected cash flows.

9	Intangible assets

	Brand Licences	Total
Group	£	£
Cost
Acquired during the year	54,699	54,699

At 31 October 2013	54,699	54,699

Accumulated amortisation
At 1 November 2012	—	—
Charge for the year	3,934	3,934

At 31 October 2013	3,934	3,934

Net book amount
At 31 October 2013	50,765	50,765

At 31 October 2012	—	—

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

10	Tangible fixed assets

	Leasehold Improve- ments	Furniture and Fittings	Computer Hardware and Software	Total
Group	£	£	£	£
Cost
At 1 November 2012	688,505	706,684	114,704	1,509,893
Foreign exchange impact	6,390	(1,396)	84	5,078
Additions	104,462	531,171	135,558	771,191

At 31 October 2013	799,357	1,236,459	250,346	2,286,162

Accumulated depreciation
At 1 November 2012	—	383,066	54,859	437,925
Foreign exchange impact	(266)	(354)	(312)	(932)
Charge for the year	81,401	213,481	53,341	348,223

At 31 October 2013	81,135	596,193	107,888	785,216

Net book amount
At 31 October 2013	718,222	667,266	142,458	1,500,946

At 31 October 2012	688,505	323,618	59,845	1,071,968

11	Debtors

2013
£
Amounts falling due within one year:
Trade debtors	3,046,363
Amounts owed by group undertakings	—
Deferred tax asset (see note 13)	12,590
Corporation tax recoverable	44,482
Other debtors	211,256
Prepayments and accrued income	673,230

3,987,921

Included within trade debtors is an amount of £2,682,677 that relates to amounts receivable from agents but not remitted at 31 October 2013.

Amounts due from group undertakings are charged at 5% + LIBOR are unsecured, and repayable on demand.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

12	Creditors - Amounts falling due within one year

2013
£
Trade creditors	462,806
Corporation tax payable	94,825
Other taxation and social security	220,785
Other creditors	50,000
Accruals and deferred income	18,808,920

19,637,336

The accruals balance is £3,030,403 and the deferred revenue balance is £15,778,517.

13	Deferred tax

Deferred taxation recognised in the consolidated financial statements and amounts not recognised of the total potential asset are as follows:

2013
Group	£
Tax effect of timing differences because of:
Trading losses	12,590

Deferred tax asset	12,590

Deferred tax asset at start of year	31,009
Deferred tax (charge) for the year (note 8)	(18,419)

Deferred tax asset at end of year	12,590

Deferred tax assets have been recognised for tax losses carried forward of £59,952.

A further £17,905,272 of losses is available within the group giving rise to an unrecognised deferred tax asset of £3,760,107. This deferred tax asset has not been recognised on these losses due to the uncertainty when future tax profits will be available to offset these losses.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

14	Share options

The Group operates an Enterprise Management Incentive (“EMI”) scheme. The scheme relates to options granted to certain directors and employees of the Group. An expense of £33,987 (2011: £181,280) was recognised in the year in relation to the share option scheme.

During 2012 the Company’s Articles of Association were also updated to provide for the option to issue ‘X’ shares. The ‘X’ share option is subject to the rules of the NaturalMotion Limited Enterprise Management Incentive Scheme. The option allows exercise of ‘X’ shares at an exercise price of £0.00001 per share if the equivalent value of options over Ordinary Shares is forfeited. The ‘X’ shares participate in the proceeds of a Capital Event (being a Sale, Return of Assets or Asset Sale (each as defined in the Articles)) only if the price per Ordinary Share payable from the Net Proceeds (as defined in the Articles) of the Capital Event is no less than 140 pence; and only participate in Net Proceeds above 80 pence.

On 2 August 2012, options were issued over X-shares whereby, at the date of exercise, options over up to 2,596,930 ordinary shares previously issued can be forfeited in return for options over X shares. The number of X share options exercisable under this arrangement varies so that the value achieved on exercise of the X share options is equivalent to the value that would have been achieved on exercise of ordinary share options forfeited. The vesting period and option life of the X share options is the same as the equivalent options over ordinary shares.

A reconciliation of option movements over the year to 31 October 2013 is shown below:

	2013
	Number	Weighted average exercise price
Outstanding at start of year	6,783,352	£0.44
Granted	1,648,000	£0.74
Forfeited/Cancelled	(1,400,965)	£0.71
Exercised	(94,695)	£0.44

Outstanding at end of year	6,935,692	£0.44

Exercisable at end of year	4,166,742	£0.50

The number of options forfeited/cancelled in the year all relate to options cancelled on employees leaving the Group, except for 1,000,000 options that were cancelled and re-issued.

The weighted average fair value of options granted in the year to 31 October 2013 was £0.74.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

14	Share options (continued)

A reconciliation of X share option movements over the year to 31 October 2013 is shown below:

	2013
	Number	Weighted average exercise price
Outstanding at start of year	2,596,930	£0.00001
Granted	—	—
Forfeited/Cancelled	—	—
Exercised	—	—

Outstanding at end of year	2,596,930	£0.00001

Exercisable at end of year	2,596,930	£0.00001

For options outstanding at the end of the year, the range of exercise prices and weighted average remaining contractual life are as follows:

2013
Weighted average exercise price	Number of shares	Weighted average remaining life:
		Expected	Contractual
£0.50	6,935,692	3.66	7.03

The weighted average share price during the period for options exercised over the year to 31 October 2013 was £0.44.

Options were valued using the Black-Scholes option-pricing model. No performance conditions were included in the fair value calculations. The fair value per option granted and the assumptions used in the calculation are as follows:

2013
Share price at grant date and exercise price	50p/73p/80p
Number of employees	110
Shares under option	1,648,000
Vesting period (years)	4.0
Expected volatility	15.0%
Option life (years)	10.0
Expected life (years)	6.0
Risk free rate	2.5%
Expected dividend yield	0.0%

Historical data is used to determine the expected life of the option. The risk free rate was based on the UK base rate in effect at the time of grant.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

15	Called-up share capital

	2013	2013
	Number	£
Authorised
Ordinary shares of £0.00001 each	101,050,000	1,011
Ordinary ‘B’ shares of £0.00001 each	9,000,000	90
Ordinary ‘C’ shares of £0.00001 each	3,700,000	37
Ordinary ‘D’ shares of £0.00001 each	11,510,310	115
‘X’ shares of £0.00001 each	1,000,000	10

Total authorised issued	126,260,310	1,263

	Number	£
Issued, called up and unpaid
Ordinary shares of £0.00001 each	770,900	8

Issued, called up and fully paid
Ordinary shares of £0.00001 each	17,580,434	176
Ordinary ‘B’ shares of £0.00001 each	8,314,837	83
Ordinary ‘C’ shares of £0.00001 each	3,700,000	37
Ordinary ‘D’ shares of £0.00001 each	11,510,310	115
‘X’ shares of £0.00001 each	1,000,000	10

Total issued and fully paid	42,105,581	421

Total issued	42,876,481	429

94,695 options over Ordinary shares were exercised by employees during the year. The ordinary shares rank equally, irrespective of nominal value, in respect of voting rights and dividends.

In the year 1,000,000 ‘X’ shares were issued. 500,000 were purchased at fair value and 500,000 were issued under the ESS scheme.

In the event of a sale of the entire share capital, or, a return of assets on a liquidation of the surplus assets of the Group remaining after payment of its liabilities, dependent on the amount of funds distributed, holders of ‘B’ shares, ‘C’ shares and ‘D’ shares may rank above the holders of Ordinary shares (as detailed in the Articles of Association). Above a certain level of funds, these distribution preferences cease to operate.

The ‘B’, ‘C’ and ‘D’ shareholders are entitled to a preference over any declared dividend at a rate of 8% pa, and have ‘B’ and ‘D’ majority shareholders have approval and veto rights on items as detailed in the Articles of Association. ‘D’ shareholders also have rights to Anti-Dilution Shares in certain circumstances as detailed in the Articles of Association.

In all other respects, the five classes of shares are ranked pari passu.

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

16	Reserves

	Share premium account	Profit and loss account
Group	£	£
At 1 November 2012	18,587,484	(17,809,462)
Translation differences arising on consolidation	—	(1,510)
Profit for the year	—	4,719,497
Adjustment in respect of employee share option plans	—	33,987
Premium on shares issued during the year	91,297	—

At 31 October 2013	18,678,781	(13,057,488)

17	Reconciliation of movements in shareholders’ funds

2013
Group	£
Shareholders’ funds as at 1 November	778,440

Profit/(loss) for the year	4,719,497
Net proceeds of shares issued	91,308
Adjustment in respect of employee share option plans	33,987
Foreign exchange on overseas subsidiaries	(1,510)

Net increase in shareholders’ funds	4,843,282

Shareholders’ funds as at 31 October	5,621,722

18	Financial and capital commitments

At 31 October 2013 the Group had annual commitments under non-cancellable operating leases expiring as follows:

2013
Land & buildings
£
Within one year	—
Within two and five years inclusive	—
Greater than five years	288,726

288,726

NaturalMotion Limited

Notes to the consolidated financial statements for the year ended 31 October 2013 (continued)

19	Related Party transactions

During the year the group made sales of £8,500 to Codemasters Ltd – a company that is also backed by the same venture capitalists as NaturalMotion Limited (until 11 February 2014) and by virtue a related party.

20	Post balance sheet events

On the 11 February 2014 the Company and all its’ subsidiaries were acquired by Zynga Inc., a Delaware corporation. Subsequent to this, there have been a number of changes in how the group conducts its operations with certain trading and licensing activities now performed by or on behalf of other companies within the wider Zynga group.

21	Ultimate controlling party

As at the balance sheet date NaturalMotion Limited was owned by a number of venture capital shareholders but the Directors consider that there is no one ultimate controlling party as no single shareholder owns more than 25% of the total shares.

From 12 February 2014 the ultimate Parent Company and controlling party is Zynga Inc., a Delaware corporation.

22	Summary of Significant Differences between UK GAAP and US GAAP

The Group prepares its financial statements in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’).

A) Goodwill and intangible assets

Under UK GAAP, identifiable intangible assets are not required to be separately identified and recorded on a Company’s balance sheet in connection with a business combination. Under US GAAP, identifiable intangible assets are required to be separately identified and determined to be indefinite-lived or definite-lived subject to amortization over an estimated useful life.

Under UK GAAP, goodwill is amortized over its estimated economic life. Under US GAAP, goodwill and indefinite-lived intangible assets are not amortized, but instead are tested at least annually for impairment or more frequently if indicators exist that an impairment analysis is warranted.

B) Business Combinations

Under UK GAAP, acquisition costs associated with business combinations are capitalised on the balance sheet.

Under US GAAP, acquisition costs associated with business combinations are expensed as incurred.

C) Revenue Recognition

As discussed in Note 1, revenue from software licenses is recognized upon delivery of the respective software code to the customer pursuant to UK GAAP. We note that highly specialized guidance exists for software revenue recognition under US GAAP. One aspect of that guidance focuses on the need to demonstrate vendor specific objective evidence “VSOE” of fair value in order to separate different software elements in a contract. Under US GAAP, if VSOE of fair value does not exist for any undelivered elements such as maintenance, the license fees are recorded as deferred revenue and recognized as revenue over the maintenance term.